Exhibit 99.1

BNC Bancorp Reports 22% Increase in Second Quarter Earnings

           THOMASVILLE, N.C., July 20 /PRNewswire-FirstCall/ -- BNC Bancorp (Nasdaq: BNCN) today reported operating results for the quarter and six-month periods ended June 30, 2006.

          For the quarter ended June 30, 2006, the Company reported net income of $1.35 million, an increase of 22% when compared to the $1.11 million reported for the comparable quarter in 2005. Diluted earnings per share increased to $0.29 for the quarter, a 21% increase when compared to $0.24 reported for the same quarter in 2005.

          For the six-month period ended June 30, 2006, the Company reported net income of $2.48 million, an increase of 20% when compared to the $2.07 million reported for the first six months of 2005. Diluted earnings per share increased to $0.54 for the six-month period, compared to $0.45 reported for same period in 2005.

          Total assets as of June 30, 2006 were $664 million, an increase of 18% compared to the $563 million as of June 30, 2005.  Total loans on June 30, 2006 were $557 million, an increase of 21% from the $462 million reported as of June 30, 2005.  Deposits increased 24% over the same one-year period.  Compared to balances at December 31, 2005, total loans increased $58 million, or 12% during the first six months of 2006.

          “We are extremely pleased to report another strong quarter in terms of net income and asset growth.  During the second quarter, net income grew 22%, diluted earnings per share were up 21%, and total assets increased 18% from levels a year ago.  The success we have enjoyed recently with strong gains in both assets and net income provide tremendous momentum to our organization as we welcome the shareholders, employees and customers of SterlingSouth Bank & Trust on July 21st.  We are confident that the integration of people, cultures, products, and leadership of our two institutions will provide long-term benefits to our growing shareholder base,” said W. Swope Montgomery, Jr., President and CEO.

          “Asset quality, our number one priority, continues to be excellent, despite non-performing assets increasing to 0.59% from 0.46% of total assets a year earlier.  As of June 30, 2006, non-accrual loans, other real estate owned, and loans 90 days past due and still accruing interest totaled $3.9 million compared to $2.6 million one year earlier. Net charge-offs to average loans for the first six months was at an annualized rate of 0.14%,” said Montgomery.

          “As we look to the future, with SterlingSouth’s merger with Bank of North Carolina, our Company will be over $830 million in assets, with a franchise stretching along the I-85/I-40 corridor from the outskirts of Charlotte to Greensboro.  We are excited about the growth prospects in the Greensboro market, especially knowing that we have been able to retain all of Sterling’s high production commercial bankers.  Retaining these individuals was a key part of our recent efforts.  While we have been successful expanding into new markets and attracting quality, seasoned bankers to lead these ventures, we continue to attract some of the most sought after bankers in our existing markets as we strive to leverage our investment in facilities and systems,” said Montgomery.

          BNC Bancorp is the parent company of Bank of North Carolina, a $664 million commercial bank that provides a complete line of banking and financial services to individuals and businesses through full-service banking offices located in the cities of Thomasville, High Point, Salisbury, Archdale, Lexington, Kernersville, Northern Davidson County and Oak Ridge, North Carolina. In addition, the Bank operates commercial and mortgage loan production offices in Winston-Salem and Harrisburg, North Carolina. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is quoted in the Nasdaq Small-Cap market under the symbol “BNCN.”

          CAUTION REGARDING FORWARD-LOOKING STATEMENTS

          From time to time, we make written and oral forward-looking statements within the meaning of certain securities laws, including in this press release, in other filings with the U.S. Securities and Exchange Commission, in reports to shareholders and in other communications. These forward-looking statements include, among others, statements with respect to our objectives for 2006 and beyond, and the medium and long term strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates and intentions.

          By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to, the strength of the North Carolina economy in general and the strength of the local economies within North Carolina in which we conduct operations; the strength of the United States economy; the effects of changes in monetary and fiscal policy, including changes in interest rate policies of the Board of Governors of the Federal Reserve System in the United States; judicial decisions; the effects of competition in the markets in which we operate; inflation; the timely development and introduction of new products and services in receptive markets; the impact of changes in the laws and regulations regulating financial services (including banking, insurance and securities); changes in tax laws; technological changes; our ability to complete strategic acquisitions and to integrate acquisitions; judicial or regulatory proceedings; changes in consumer spending and saving habits; the possible impact on our businesses of international conflicts and other developments including those relating to the war on terrorism; and our anticipation of and success in managing the risks implicated by the foregoing.

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended

	June 30, 2006	June 30, 2005	% Change

SUMMARY STATEMENTS OF OPERATIONS
Interest income	$11,302	$7,854	43.9%
Interest expense	5,578	3,452	61.6
Net interest income	5,723	4,402	30.0
Provision for loan losses	710	525	35.2
Net interest income after provision for loan losses	5,013	3,877	29.3
Noninterest income	886	702	26.2
Noninterest expense	4,012	3,061	31.1
Income before income tax expense	1,887	1,518	24.3
Provision for income taxes	540	411	31.4
Net income	1,347	1,107	21.7
PER SHARE DATA
Earnings per share, basic	$0.31	$0.25	24.0%
Earnings per share, diluted	0.29	0.24	20.8
Weighted average common shares outstanding:
Basic	4,362,608	4,365,735
Diluted	4,601,239	4,627,045
PERFORMANCE RATIOS
Return on average assets	0.84%	0.82%
Return on average equity	15.76%	14.02%
Return on average tangible equity	17.54%	15.77%
Net yield on earning assets (taxable equivalent)	4.06%	3.82%
Average equity to average assets	5.30%	5.88%

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data)
(Unaudited)

	For the Six Months Ended

	June 30, 2006	June 30, 2005	% Change

SUMMARY STATEMENTS OF OPERATIONS
Interest income	$21,569	$14,854	45.2%
Interest expense	10,453	6,216	68.2
Net interest income	11,116	8,638	28.7
Provision for loan losses	1,230	1,005	22.4
Net interest income after provision for loan losses	9,886	7,633	29.5
Noninterest income	1,682	1,319	27.5
Noninterest expense	8,083	6,101	32.5
Income before income tax expense	3,485	2,851	22.2
Provision for income taxes	1,008	786	28.2
Net income	2,477	2,065	20.0
PER SHARE DATA
Earnings per share, basic	$0.57	$0.47	21.3%
Earnings per share, diluted	0.54	0.45	20.0
Weighted average common shares outstanding:
Basic	4,362,608	4,362,919
Diluted	4,604,268	4,629,714
PERFORMANCE RATIOS
Return on average assets	0.80%	0.79%
Return on average equity	14.76%	13.62%
Return on average tangible equity	16.45%	15.39%
Net yield on earning assets (taxable equivalent)	4.07%	3.82%
Average equity to average assets	5.30%	5.82%
Allowance for loan losses as a% of total loans	1.25%	1.29%
Non-performing assets to total assets, end of period	0.59%	0.46%
Ratio of net charge-offs to average loans outstanding	0.07%	0.09%

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended

	June 30, 2006	March 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	Dec. 31, 2004

SUMMARY STATEMENTS OF OPERATIONS
Interest income	$11,302	$10,268	$9,652	$8,868	$7,854	$6,677
Interest expense	5,578	4,875	4,343	4,033	3,452	2,428
Net interest income	5,723	5,393	5,308	4,834	4,402	4,249
Provision for loan losses	710	520	900	610	525	560
Net interest income after provision for loan losses	5,013	4,873	4,408	4,224	3,877	3,689
Noninterest income	886	796	904	759	702	876
Noninterest expense	4,012	4,071	3,622	3,300	3,061	3,087
Income before income tax expense	1,887	1,598	1,690	1,683	1,518	1,478
Provision for income taxes	540	468	470	463	411	386
Net income	1,347	1,130	1,220	1,220	1,107	1,092
PER SHARE DATA
Earnings per share, basic	$0.31	$0.26	$0.28	$0.28	$0.25	$0.25
Earnings per share, diluted	0.29	0.24	0.26	0.26	0.24	0.24
Weighted average common shares outstanding:
Basic	4,362,608	4,374,255	4,367,005	4,358,032	4,365,735	4,346,559
Diluted	4,601,239	4,627,003	4,640,609	4,619,200	4,627,045	4,615,051
PERFORMANCE RATIOS
Return on average assets	0.80%	0.76%	0.83%	0.85%	0.82%	0.88%
Return on average equity	14.76%	13.72%	15.43%	15.27%	14.02%	15.06%
Return on average tangible equity	16.45%	15.31%	17.33%	17.14%	15.77%	17.14%
Net yield on earning assets (taxable equivalent)	4.07%	4.07%	4.17%	3.89%	3.82%	3.81%
Average equity to average assets	5.41%	5.54%	5.40%	5.60%	5.88%	5.82%

QUARTERLY PERFORMANCE SUMMARY
BNC BANCORP
(Dollars in thousands)
(Unaudited)

	As of

	June 30, 2006	June 30, 2005	% Change

SELECTED BALANCE SHEET DATA
End of period balances
Total loans	$557,227	$461,808	20.7%
Allowance for loan losses	6,968	5,948	17.2
Loans, net of allowance for loan losses	550,259	455,860	20.7
Securities, available for sale	54,021	41,618	29.8
Total Assets	664,308	563,299	17.9
Deposits:
Noninterest-bearing deposits	52,501	43,606	20.4
Interest-bearing demand and savings	127,159	132,823	(4.3)
CD’s and other time deposits	383,105	278,759	37.4
Total deposits	562,765	455,188	23.6
Borrowed Funds	63,587	73,266	(13.2)
Total interest-bearing liabilities	573,851	484,848	18.4
Shareholders’ Equity	34,588	31,426	10.1

	As of

	June 30, 2006	March 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	Dec. 31, 2004

SELECTED BALANCE SHEET DATA
End of period balances
Total loans	$557,227	$522,071	$499,247	$476,735	$461,808	$420,838
Allowance for loan losses	6,968	6,542	6,140	6,130	5,948	5,361
Loans, net of allowance for loan losses	550,259	515,529	493,107	470,605	455,860	415,477
Securities, available for sale	54,021	43,598	42,489	41,560	41,618	35,428
Total Assets	664,308	623,936	594,550	578,755	563,299	497,549
Deposits:
Noninterest-bearing deposits	52,501	48,190	39,573	40,771	43,606	34,485
Interest-bearing demand and savings	127,159	116,253	128,303	123,412	132,823	151,272
CD’s and other time deposits	383,105	357,549	323,017	298,938	278,759	205,723
Total Deposits	562,765	521,992	490,893	463,121	455,188	391,480
Borrowed Funds	63,587	64,628	66,557	79,786	73,266	73,771
Total interest-bearing liabilities	573,851	538,430	517,877	502,136	484,848	430,766
Shareholders’ Equity	34,588	33,645	33,114	32,337	31,426	29,037

SOURCE  BNC Bancorp
          -0-                                        07/20/2006
          /CONTACT:  W. Swope Montgomery, Jr., President and CEO of BNC Bancorp,
+1-336-476-9200/
          /First Call Analyst: /
          /FCMN Contact: /
          /Photo:  http://www.newscom.com/cgi-bin/prnh/20030917/BNCLOGO
                         http://www.newscom.com/cgi-bin/prnh/20030917/BNC
                         AP Archive:  http://photoarchive.ap.org
                         PRN Photo Desk, photodesk@prnewswire.com/
          /Web site:  http://www.bankofnc.com/
          (BNCN)